UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2016

PFO GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-167380	65-0434332
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

7501 Esters Blvd., Suite 100 Irving, TX	75063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 573-6135

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 4, 2016, Pro Fit Optix, Inc. (“Pro Fit Optix”), a subsidiary of PFO Global, Inc. (the “Company”), and Hillair Capital Management LLC (“Hillair”) entered into a claim investment agreement (the “Claim Investment Agreement”). Pursuant to the Claim Investment Agreement, Pro Fit Optix may from time to time submit to Hillair directions to pay, or fund in advance, the legal fees and expenses of Pro Fit Optix’s attorney of record in that certain lawsuit captioned VSP Labs, Inc. v. Pro Fit Optix, Inc., pending in the Sacramento Superior Court, Sacramento County, California, Action No. 34-2013-00153788 (the “Lawsuit”), to which Pro Fit Optix is a party, and Hillair will cause Hillair Capital Investment L.P. (“HCI”) to pay such legal fees and expenses on Pro Fit Optix’s behalf. Each payment made pursuant to the Claims Investment Agreement shall constitute an “Investment”, and the sum of all Investments made, plus $75,000 previously paid to Pro Fit Optix by HCI, shall be referred to as the “Investment Amount”.

In consideration for the Investment, if a final disposition or settlement of any claim in connection with the Lawsuit (“Claims”) results in a Recovery (as defined in the Claim Investment Agreement) to Pro Fit Optix, Pro Fit Optix shall first pay to HCI 100% of any Recovery until HCI has received an amount equal to the Investment Amount, and second, 50% of the amount of any Recovery in excess of the Investment Amount (collectively, the “Hillair Return”). In the event payment is not made to HCI in accordance with the Claims Investment Agreement, Pro Fit Optix shall pay to HCI interest of 24% per annum on any unpaid balances until paid in full.

The Investment is being made on a non-recourse basis to Pro Fit Optix; however, Pro Fit Optix has granted to HCI a security interest in the amount of the Hillair Return against Pro Fit Optix’s portion of any Recovery. In addition, the non-recourse limitation shall not apply at any time an Event of Default (as defined in the Claims Investment Agreement) exists or has occurred and is continuing.

If for any reason Hillair does not fulfill its obligation to cause HCI pay legal fees or expenses, Pro Fit Optix’s sole and exclusive remedy is termination of the Claim Investment Agreement. No termination of the Claims Investment Agreement shall relieve Pro Fit Optix of its obligations thereunder until the Hillair Return has been fully and finally discharged and paid. In addition, pursuant to the Claims Investment Agreement, Hillair has the right, in its sole and absolute discretion, to cease and revoke its funding obligations in the event of any unfavorable procedural or substantive outcome occurred in furtherance of the Claims, including but not limited to motions, petitions, verdicts, judgments, orders or appeals granted against Pro Fit Optix.

Pro Fit Optix granted Hillair an exclusive right of first refusal for any additional funding that Pro Fit Optix may desire in connection with the Claims. In addition, Pro Fit Optix agreed to limit all advances, including those already taken against the Claims, to a total of $250,000, and Pro Fit Optix may not receive funding in excess of such amount from any source other than HCI without Hillair’s express written consent.

The Claim Investment Agreement contains customary representations, warranties and covenants of Pro Fit Optix and Hillair, and each party agreed to keep confidential and not use or disclose the confidential information of the other party.

The foregoing is a summary of the material terms and conditions of the Claim Investment Agreement and is not a complete discussion of the Claim Investment Agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Claim Investment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer

On February 29, 2016, Rudolf Suter retired from his position as Chief Executive Officer of the Company. The Company plans to enter into a consulting agreement with Mr. Suter pursuant to which Mr. Suter will provide certain advisory services as may be requested by the Company.

Appointment of Chief Executive Officer

On February 29, 2016, the Company appointed Matthew G. Cevasco as the Company’s Chief Executive Officer and entered into an employment agreement with him (the “Employment Agreement”). Prior to joining the Company, Mr. Cevasco, 53, served as the President and General Manager of Luneau Technology (“Luneau”), an international manufacturer of ophthalmic diagnostic instruments and lens finishing equipment, from September 2010 until July 2015. At Luneau, Mr. Cevasco provided change leadership in order to propel growth and delivered significant results in sales growth and expense control. Prior to joining Luneau, Mr. Cevasco served as the Vice President of Sales and Marketing at Gateway Energy Service Corporation (“Gateway”), an early-stage energy service company, from 2007 to 2009, where he restructured and led operations for all front-end functions, including commercial and residential sales, telemarketing, sales support, and marketing. Prior to joining Gateway, Mr. Cevasco served in several roles at Carl Zeiss Vision, a global manufacturer of eyeglass lenses and treatments, from 1995 to 2007, including Vice President of Sales, Retail Channel; Vice President of Sales, Wholesale & Eye Care Professional Channel; Director of Sales, Eastern Region; and Sales Manager, New York Territory. Mr. Cevasco holds a B.S. in Management from Long Island University and is a New York State Licensed Ophthalmic Dispenser.

The Employment Agreement provides for an initial term of one year, with additional one-year renewals unless either party sends the other party a notice of intent not to renew at least sixty days prior to the expiration date of the applicable term. The Employment Agreement terminates upon Mr. Cevasco’s death or disability, and may be terminated by the Company with or without Cause (as defined in the Employment Agreement) immediately upon notice to Mr. Cevasco, or by Mr. Cevasco upon at least 60 days’ prior written notice. Mr. Cevasco’s annual base salary is $225,000 and he is eligible to receive an annual discretionary bonus of up to 40% of his then-current annual base salary, based upon achievement of individual and corporate performance objectives as determined by the Company’s board of directors or a committee thereof. Mr. Cevasco is entitled to participate in any employee benefit programs, plans and practices on the same terms as other salaried employees on a basis consistent with the participation of other senior executives. Subject to certain terms and conditions, Mr. Cevasco shall also receive the option to purchase up to 5% of the Company’s Class A common stock for the amount of $0.30 per share, subject to the terms and conditions of the PFO Global, Inc. 2015 Equity Incentive Plan, and subject to vesting requirements over a five-year period and the terms and conditions of the subscription agreement for such shares of Class A common stock. Among other items, the Company shall provide Mr. Cevasco (i) $800 per month for his use in purchasing or leasing an automobile; (ii) reimbursement for reasonable and necessary travel expenses and (iii) reimbursement for moving expenses, subject to certain terms and conditions. Pursuant to the Employment Agreement, and among other items, Mr. Cevasco has agreed to a non-competition covenant, a non-solicitation covenant and a non-recruitment covenant during the term of his employment with the Company and for the one-year period after Mr. Cevasco’s employment with the Company ceases for any reason. Mr. Cevasco has also agreed to abide by certain confidentiality and non-disclosure provisions.

If Mr. Cevasco’s employment is terminated by the Company for any reason other than cause, death or disability, then the Company must pay Mr. Cevasco, in addition to any amounts owed to him before the effective date of termination, an amount equal to six months of his then-current base salary (the “Severance”). Mr. Cevasco’s receipt of the Severance and other termination benefits is subject to his execution of a separation and release agreement and his compliance with the restrictive covenants contained in his agreements with the Company.

Mr. Cevasco does not have any family relationships with any of the Company’s directors or executive officers, nor is he a party to any transactions of the type listed in Item 404(a) of Regulation S-K.

The foregoing is a summary of the material terms and conditions of the Employment Agreement and is not a complete discussion of the Employment Agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Appointment of Chief Financial Officer

On February 29, 2016, the Company appointed Brigitte Rousseau as the Company’s Chief Financial Officer and entered into a compensation arrangement with her (the “Compensation Arrangement”). Ms. Rousseau, 51, has served as the Company’s Executive Vice President of Finance and Human Resources since November 2014. Prior to joining the Company, Ms. Rousseau served as the Chief Financial Officer of Pro Fit Optix, a subsidiary of the Company, from June 2011 until November 2014. Prior to joining Pro Fit Optix, Ms. Rousseau served as an Accounting Manager at SourceHOV, a specialized business tax consulting firm, from January 2009 until June 2011. At SourceHOV, Ms. Rousseau oversaw the operations of the tax accounting department and developed new tools to accurately gather and calculate financial data and costs. Ms. Rousseau holds a B.S. in Accounting from Fairleigh Dickinson University and an M.B.A. with a specialization in international business from the University of Miami.

The Company has no formal employment agreement with Ms. Rousseau. Ms. Rousseau’s annual base salary is $148,000. She does not have any family relationships with any of the Company’s directors or executive officers, nor is she a party to any transactions of the type listed in Item 404(a) of Regulation S-K.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Claim Investment Agreement, dated March 4, 2016, by and between Pro Fit Optix, Inc. and Hillair Capital Management, LLC.
10.2	Employment Agreement, dated February 29, 2016, by and between Matthew G. Cevasco and PFO Global, Inc.
10.3	Compensation Arrangement with Brigitte Rousseau.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PFO GLOBAL, INC.

Date: March 4, 2016	By:	/s/ Brigitte Rousseau
	Name: Title:	Brigitte Rousseau Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit
10.1	Claim Investment Agreement, dated March 4, 2016, by and between Pro Fit Optix, Inc. and Hillair Capital Management, LLC.
10.2	Employment Agreement, dated February 29, 2016, by and between Matthew G. Cevasco and PFO Global, Inc.
10.3	Compensation Arrangement with Brigitte Rousseau.